UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    May 16, 2011

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) and (f)

On May 16, 2011, the Compensation Committee of the Board of Directors of Leucadia National Corporation (the “Company”) awarded performance bonuses for 2010 of $2,863,000 (the “2010 Bonus”) to each of Ian M. Cumming and Joseph S. Steinberg, Chairman of the Board and President, respectively, of the Company.  The 2010 Bonuses were awarded under the Company’s shareholder approved 2003 Senior Executive Annual Incentive Bonus Plan, as amended (the “Bonus Plan”), which provides for an annual incentive bonus to each of Messrs. Cumming and Steinberg in an amount equal to 1.35% of the audited pre-tax earnings of the Company and its consolidated subsidiaries for each year through 2014, subject to reduction by the Compensation Committee, in its sole discretion.  Although the mathematical maximum amount of the bonus that could have been paid to each of Mr. Cumming and Mr. Steinberg under the Bonus Plan was $10,722,362, the Committee exercised its discretion and lowered the maximum bonus amount by $2,097,144 so that the earnings on which the bonus was based reflected the actual realized gain on the AmeriCredit Corp. investment.  This resulted in a maximum 2010 bonus amount for each of Mr. Cumming and Mr. Steinberg under the Bonus Plan of $8,625,218 (the “2010 Maximum Bonus”).

In exercising its discretion to reduce the maximum amount of the 2010 bonus under the Bonus Plan, the Committee noted that income recorded during 2009 and 2010 for the Company’s investment in AmeriCredit Corp. aggregated $560,100,000, which exceeded the actual gain realized on this investment by $155,300,000.  This investment was accounted for at fair value by the Company, with changes in fair value reflected directly in earnings.  Since the Company recorded unrealized losses of $155,300,000 on AmeriCredit Corp. during 2008, a year when no bonus was paid, a portion of the income reported subsequent to 2008 from AmeriCredit Corp. resulted from a reversal of those unrealized losses.  Accordingly, the Committee exercised its discretion to reduce pre-tax income in 2010 for purposes of the bonus calculation by $155,300,000, so that the cumulative incentive award related to the investment in AmeriCredit Corp. would only reflect the actual gain realized on the sale of the Company’s investment in AmeriCredit Corp.

The Committee further exercised its discretion and determined to pay only $2,863,000 to each of Mr. Cumming and Mr. Steinberg at this time.  The Committee also determined that it would, at an appropriate time in the future, re-consider whether to pay any of the remaining portion of the 2010 Maximum Bonus.  The Bonus Plan is designed so that the cash bonuses awarded under it will qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

After giving effect to the 2010 Bonus, the amounts reflected in the Summary Compensation Table contained in the Company’s Proxy Statement dated April 13, 2011 under the columns “Bonus” and “Total” would have increased by the amount of the 2010 Bonus for each of Messrs. Cumming and Steinberg.  As a result, total compensation as reflected in the Summary Compensation Table for 2010 would have been $4,467,520 for Mr. Cumming and $4,456,579 for Mr. Steinberg.

At the annual meeting of shareholders of the Company held on May 16, 2011 (the “Annual Meeting”), the Company’s shareholders approved the 2011 Senior Executive Warrant Plan (the “Plan”).  Following shareholder approval of the Plan at the Annual Meeting, previously announced warrants to purchase 2,000,000 common shares of the Company were issued to each of Ian M. Cumming and Joseph S. Steinberg on May 16, 2011 (the “Warrants”), at an exercise price of $33.84 per share, representing 105% of the closing price of the Company’s common shares as quoted on the New York Stock Exchange on March 7, 2011, the date on which the warrants were granted to Messrs. Cumming and Steinberg, subject to shareholder approval of the Plan.

The Warrants expire on March 7, 2016, five years after grant and vest in five equal tranches over the five-year term of the Warrants, with 20% vesting on May 16, 2011, and an additional 20% vesting on March 7, 2012, 2013, 2014 and 2015 (provided that Mr. Cumming or Mr. Steinberg, as the case may be, has not voluntarily terminated his employment with the Company or been terminated “for cause” (as defined in his employment agreement with the Company) on or before any such date).  In the event of death of Mr. Cumming or Mr. Steinberg, any unvested portion of the Warrant will become immediately vested.  In the event the Board of Directors of the Company or the Compensation Committee of the Board accelerates vesting of all outstanding stock options issued under any stock option plan of the Company pursuant to the terms thereof, all outstanding Warrants will also become immediately exercisable.  The Warrants are also transferable, subject to certain limitations set forth in the Warrants.  The Warrants are exercisable for cash or through a cashless exercise feature.  The Warrants are subject to a clawback feature.  The number of Common Shares that may be purchased pursuant to the Warrants is subject to adjustment to reflect stock splits, combinations of shares, recapitalizations, stock dividends, and subscriptions and/or purchase rights in respect of Common Shares.  Each of the holders of the Warrants is entitled to demand registration and incidental registration rights, the cost of which will be borne by the Company.

A summary of the material terms of the Plan are set forth in the Company’s definitive proxy statement dated April 13, 2011, filed with the Securities and Exchange Commission (the “Proxy Statement”).  The description of the Plan and the Warrants contained herein is qualified in its entirety by reference to the full text of the Plan and the form of Warrants, which are attached as Annex A to the Proxy Statement.

Item 5.07      Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of shareholders at the Company’s  Annual Meeting of Shareholders held on May 16, 2011:

1.           Election of directors:

	Number of Shares
	For	Withheld	Broker Non-Votes

Ian M. Cumming	177,447,697	9,370,469	30,003,824
Paul M. Dougan	184,451,871	2,366,295	30,003,824
Alan J. Hirschfield	185,929,086	889,080	30,003,824
James E. Jordan	184,535,305	2,282,861	30,003,824
Jeffrey C. Keil	186,002,118	816,048	30,003,824
Jesse Clyde Nichols, III	184,456,001	2,362,165	30,003,824
Michael Sorkin	185,925,088	893,078	30,003,824
Joseph S. Steinberg	184,656,770	2,161,396	30,003,824

2.           Advisory vote on the approval of executive compensation.

For	171,720,432
Against	13,772,833
Abstentions	1,324,895
Broker Non-Votes	30,003,830

3.           Advisory vote on the frequency of future advisory votes on the approval of executive compensation.

1 Year	176,240,102
2 Years	532,229
3 Years	8,760,942
Abstentions	1,284,888
Broker Non-Votes	30,003,829

The Company’s shareholders selected once every year as the frequency for future advisory votes on executive compensation.  In light of this shareholder vote, the Board of Directors has determined that it will include an advisory shareholder vote on executive compensation in the Company’s proxy materials every year until the next required advisory vote on the frequency of shareholder votes on executive compensation.

4.           Approval of the 2011 Senior Executive Warrant Plan.

For	181,889,588
Against	3,754,686
Abstentions	1,173,880
Broker Non-Votes	30,003,836

5.              Ratification of PricewaterhouseCoopers LLP, as independent auditors for the year ended December 31, 2011.

For	215,311,924
Against	1,250,889
Abstentions	259,177

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: May 17, 2011	By:	/s/ Joseph A. Orlando
Name: Joseph A. Orlando
Title: Vice President and Chief Financial Officer